SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): April 11, 2008 (April 8, 2008)

Gulf Western Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-52309	98-0489324
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4801 Woodway Drive, Suite 306W
Houston, Texas 77056
(Address of Registrant’s principal executive offices)

(713) 355-7001
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-4(c))

Item 1.02    Termination of a Material Definitive Agreement

As described in the Current Report on Form 8-K dated September 13, 2007, on September 10, 2007, Gulf Western Petroleum Corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Metage Funds Limited (“Metage”) and NCIM Limited (“NCIM,” and together with Metage, the “Buyers”), pursuant to which, among other things, the Company sold to the Buyers, upon the terms and conditions stated in the Purchase Agreement, shares of the Company’s common stock (the “Common Stock”) and securities convertible into and exercisable for shares of the Common Stock (the “Securities”).   In addition, in connection with the issuance of the Common Stock, the Company entered into a registration rights agreement with the Buyers, pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission with respect to the Common Stock issued under the Purchase Agreement or upon the exercise or conversion of the Securities.

On April 8, 2008, in connection with the recently adopted reduced holding periods for non-affiliates under Rule 144 under the Securities Act of 1933, as amended, the Company and the Buyers executed a Termination of Registration Rights Agreement which (i) terminated the registration rights agreement and (ii) waived, released and discharged any further obligations under the registration rights agreement, including the obligation on the part of the Company to pay any registration delay payments accrued or incurred thereunder.  The foregoing description is qualified in its entirety by reference to the Termination of Registration Rights Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference

Item 9.01    Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

10.1	Termination of Registration Rights Agreement dated April 8, 2008 between Gulf Western Petroleum Corporation, Metage Funds Limited and NCIM Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2008

GULF WESTERN PETROLEUM CORPORATION

/s/ Donald L. Sytsma
Donald L. Sytsma
Chief Financial Officer

EXHIBIT INDEX

10.1	Termination of Registration Rights Agreement dated April 8, 2008 between Gulf Western Petroleum Corporation, Metage Funds Limited and NCIM Limited.